Exhibit 99.1

                         ROBERTS REALTY INVESTORS, INC.



CONTACT:                                                   FOR IMMEDIATE RELEASE
--------                                                   ---------------------
Charles R. Elliott                                                  May 21, 2003
Chief Operating Officer

Telephone:        (770) 394-6000
Fax:              (770) 396-0706


                         ROBERTS REALTY INVESTORS, INC.
                     REPORTS FIRST QUARTER FINANCIAL RESULTS

ATLANTA, GA - Roberts Realty Investors, Inc. (AMEX:RPI) reports that its financial results for the quarter ended March 31, 2003 included a net loss of $887,000 or $0.17 per share compared to a net loss of $733,000 or $0.15 per share during the same period a year ago. During both periods, the net loss was due to depreciation, a non-cash expense, recorded on the company's real estate assets as required by GAAP accounting. Funds From Operations ("FFO") decreased 26.4% from $708,000 or $0.10 per share during the quarter ended March 31, 2002 to $521,000 or $0.07 per share during the quarter ended March 31, 2003. A reconciliation of FFO to GAAP net loss is included in the financial data accompanying this press release.

The following table compares the company's financial results for the quarter ended March 31, 2003 to the quarter ended March 31, 2002. See the footnotes and the reconciliation of net operating income to GAAP net loss accompanying this press release.

                                                           For The Three Months Ended
                                                     Mar 31, 2003            Mar 31, 2002            % Change
                                                     ------------            ------------            --------
Operating Revenues                                     $5,153,000              $4,668,000              10.4%
Property Operating Expenses (note 1)                   $1,958,000              $1,768,000              10.7%
Net Operating Income ("NOI") (note 2)                  $3,195,000              $2,900,000              10.2%
Funds From Operations (note 3)                           $521,000                $708,000             (26.4%)
FFO Per Share (note 4)                                      $0.07                   $0.10             (26.4%)

As shown in the table above, revenue, expenses, and NOI each increased approximately 10% during the first quarter while FFO decreased 26.4%. The increase in revenue and NOI is due to the completion of the lease-ups at the company's Veranda Chase and Addison Place apartment communities. Veranda Chase is currently 91% leased while Addison Place is 94% leased and both properties are expected to generate positive cash flow beginning in July 2003. The 26.4% decline in FFO is due to interest expense at Veranda Chase as a result of interest costs being fully expensed during the first quarter of 2003 compared to interest costs being capitalized during the first quarter of 2002 when Veranda Chase was under construction.

The following table compares the company's same-property financial highlights for the quarter ended March 31, 2003 to the same period a year ago. See the footnotes accompanying this press release.

                                                           For The Three Months Ended
                                                     Mar 31, 2003             Mar 31, 2002          % Change
                                                     ------------             ------------          --------

Operating Revenues                                     $2,854,000               $2,919,000            (2.2%)
Property Operating Expenses (note 1)                   $  986,000               $1,031,000            (4.4%)
NOI (note 2)                                           $1,868,000               $1,888,000            (1.1%)
NOI Margin (note 5)                                         65.5%                    64.7%             0.8%
Physical Occupancy (note 6)                                 91.6%                    91.3%             0.3%
Lease Renewal Rate                                          58.7%                    56.5%             2.2%
Average Monthly Rent                                         $956                     $983            (2.7%)

The table above summarizes the financial results for the company's five apartment communities that were stabilized during both the first quarter of 2002 and the first quarter of 2003. During the first quarter, each of these five communities incurred a modest decline in revenue ranging from 1.3% to 3.3%. While same-property revenue declined 2.2% during the first quarter, same-property expenses declined 4.4%, which is the result of the company's focus on reducing expenses where possible during this difficult apartment market. Mr. Charles R. Elliott, the company's COO, stated "It was another difficult quarter for the Atlanta apartment market, which was reflected in our first quarter financial results. Although our same-property revenue, NOI, and average monthly rent posted a modest decline, we are pleased that our physical occupancy showed a slight increase from 91.3% to 91.6%. More important, our lease renewal rate increased from 56.5% to 58.7%, which reflects very positively on the quality of our properties and our on-site employees." Mr. Elliott added "We continue to invest in upgrading our apartment communities, which protects shareholder value during this weak apartment market. Although we expect to see little, if any, improvement in the Atlanta apartment market during the remainder of 2003, we believe the value of the company's properties will be realized when the Atlanta apartment market improves."

In other news, the company announced that its former Chief Financial Officer, Secretary, and Treasurer, Mr. Stephen McAleer, has left the company to pursue other opportunities, and the company's Chief Operating Officer, Mr. Charles R. Elliott, has been appointed to serve as acting Chief Financial Officer, Secretary, and Treasurer. Mr. Elliott previously served in those roles from the mid-1990s until July 2002.

This press release contains forward-looking statements within the meaning of the securities laws. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those anticipated in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may be adversely affected by local economic and market conditions in the company's markets in Atlanta, Charlotte, and Palm Beach; the company's markets may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of the company's new properties in Atlanta and Charlotte may not be completed on schedule; and, financing may not be available or, if available, not on favorable terms.


Note 1: Property operating expenses are comprised of personnel, utilities, real estate taxes, insurance, maintenance, landscaping, marketing, and property administration expenses.

Note 2: Net operating income is equal to property operating revenues minus property operating expenses. Net operating income is a widely recognized term in the real estate industry and we believe it provides useful information to investors regarding our results of operations because it explains the contribution of our rental operations to our overall financial results. A reconciliation of net operating income to GAAP net loss is included in the financial data accompanying this press release.

Note 3: Funds from Operations, or FFO, is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income
           (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property and non-recurring items, plus real estate related depreciation and amortization. The company believes that FFO is an important measure of operating performance and that FFO provides useful information to investors because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare one equity REIT with another on the basis of operating performance. The company computes FFO in accordance with the current NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to those other REITs. FFO does not represent amounts available for management's discretionary use for payment of capital replacement or expansion, debt service obligations, property acquisitions, development and distributions or other commitments and uncertainties. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. The company believes that to gain a clear understanding of our operating results, FFO should be evaluated in conjunction with net income (determined in accordance with GAAP).

Note 4: FFO per share is calculated using weighted average common shares (diluted) of 7,223,610 for the quarter ended March 31, 2003 and 7,220,176 for the quarter ended March 31, 2002.

Note 5:    NOI margin equals NOI divided by operating revenues.

Note 6: Represents the average physical occupancy of our stabilized properties calculated by dividing the total number of vacant days by the total possible number of vacant days for each period and subtracting the resulting number from 100%.

ROBERTS REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                                          March 31,           December 31,
                                                                                          ---------           ------------
                                                                                             2003                 2002
                                                                                             ----                 ----
                                                                                         (Unaudited)
                                                                                         -----------
ASSETS
------

REAL ESTATE ASSETS - At cost:
   Land                                                                                     $  22,238            $  22,308
   Buildings and improvements                                                                 127,601              127,611
   Furniture, fixtures and equipment                                                           14,483               14,298
                                                                                            ---------            ---------
                                                                                              164,322              164,217
   Less accumulated depreciation                                                              (30,081)             (28,229)
                                                                                            ----------           ----------
      Operating real estate assets                                                            134,241              135,988
   Construction in progress and real estate under development                                  36,882               35,015
                                                                                            ---------            ---------

          Net real estate assets                                                              171,123              171,003

CASH AND CASH EQUIVALENTS                                                                       5,525                5,542

RESTRICTED CASH                                                                                   361                  340

DEFERRED FINANCING COSTS - Net of accumulated amortization of
   $745 and $671 at March 31, 2003 and December 31, 2002, respectively                          1,276                1,349

OTHER ASSETS - Net                                                                                811                  773
                                                                                            ---------            ---------

                                                                                             $179,096            $ 179,007
                                                                                            =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Mortgage notes payable                                                                    $102,538             $102,826
   Construction notes payable                                                                  30,303               27,891
   Land notes payable                                                                           6,700                6,700
   Swap contract liability                                                                      4,594                4,813
   Accounts payable and accrued expenses                                                        2,117                2,221
   Due to affiliates (including retainage payable of $943 and $1,122 at
      March 31, 2003 and December 31, 2002, respectively)                                       1,490                2,258
   Security deposits and prepaid rents                                                            542                  458
                                                                                            ---------            ---------

       Total liabilities                                                                      148,284              147,167
                                                                                            ---------            ---------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNITHOLDERS IN THE OPERATING PARTNERSHIP                                   8,905                9,361
                                                                                            ---------            ---------

SHAREHOLDERS' EQUITY:
   Preferred shares, $.01 par value, 20,000,000 shares authorized, no shares
      issued and outstanding                                                                        0                    0
   Common shares, $.01 par value, 100,000,000 shares authorized, 5,498,543 and
      5,459,391 shares issued at March 31, 2003 and December 31, 2002, respectively                55                   55
   Additional paid-in capital                                                                  25,562               25,408
   Less treasury shares, at cost (362,588 shares at March 31, 2003 and
      December 31, 2002)                                                                       (2,764)              (2,764)
   Unamortized restricted stock compensation                                                     (110)                (139)
   Retained earnings                                                                            2,430                3,317
   Accumulated other comprehensive loss                                                        (3,266)              (3,398)
                                                                                            ----------           ----------
          Total shareholders' equity                                                           21,907               22,479
                                                                                            ---------            ---------

                                                                                             $179,096             $179,007
                                                                                             ========             ========

ROBERTS REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
--------------------------------------------------------------------------------------------------------------------

                                                                                               Three Months Ended
                                                                                                   March 31,
                                                                                           2003                2002
                                                                                           -----        -----------
                                                                                        (Unaudited)     (Unaudited)

OPERATING REVENUES:
-------------------
     Rental operations                                                                    $ 4,848          $ 4,411
     Other operating income                                                                   305              257
                                                                                          -------           ------

          Total operating revenues                                                          5,153            4,668
                                                                                          -------           ------

OPERATING EXPENSES:
     Personnel                                                                                512              431
     Utilities                                                                                320              292
     Repairs, maintenance and landscaping                                                     267              285
     Real estate taxes                                                                        566              495
     Marketing, insurance and other                                                           293              265
     General and administrative expenses                                                      539              525
     Depreciation of real estate assets                                                     1,883            1,639
                                                                                          -------           ------

          Total operating expenses                                                          4,380            3,932
                                                                                          -------           ------

INCOME FROM OPERATIONS                                                                        773              736
                                                                                          -------           ------

OTHER INCOME (EXPENSE):
     Interest income                                                                           16                9
     Interest expense                                                                      (2,076)          (1,583)
     Gain on disposal of assets                                                                 0                3
     Amortization of deferred financing costs                                                 (75)             (93)
                                                                                          --------          ------

          Total other expense                                                              (2,135)          (1,664)
                                                                                          -------           ------

LOSS BEFORE MINORITY INTEREST AND GAIN ON SALE
   OF REAL ESTATE ASSETS                                                                   (1,362)            (928)

MINORITY INTEREST OF UNITHOLDERS IN THE OPERATING
   PARTNERSHIP                                                                                398              297
                                                                                          -------           ------

LOSS BEFORE GAIN ON SALE OF REAL ESTATE ASSETS                                               (964)            (631)

GAIN (LOSS) ON SALE OF REAL ESTATE ASSETS, net of minority
   interest of unitholders in the operating partnership                                        77             (102)
                                                                                          -------           ------


NET LOSS                                                                                   $ (887)          $ (733)
                                                                                           ======           ======


LOSS PER COMMON SHARE - BASIC AND DILUTED:


     Net loss                                                                              $(0.17)          $(0.15)
                                                                                          =======           ======

     Weighted average common shares - basic                                             5,117,425        4,911,543

     Weighted average common shares - diluted (effect of operating partnership          7,223,610        7,220,176
       units)

ROBERTS REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
---------------------------------------------------------------------------------------------------------------------


                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                           2003               2002
                                                                                           ----               ----
                                                                                        (Unaudited)       (Unaudited)
                                                                                        ----------        -----------
OPERATING ACTIVITIES:
---------------------
   Net loss                                                                              $  (887)           $  (733)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Minority interest of unitholders in the operating partnership                         (398)              (297)
      (Gain) loss on sale of real estate asset                                               (77)               102
      Gain on disposal of assets                                                               0                 (3)
      Depreciation and amortization                                                        1,958              1,732
      Amortization of deferred compensation                                                    5                 18
   Change in assets and liabilities:
      (Increase) decrease in restricted cash                                                 (21)                 0
      Increase in other assets                                                               (38)              (142)
      (Decrease)  increase in accounts payable and accrued expenses  relating to
        operations                                                                          (100)               608
      Increase (decrease) in security deposits and prepaid rent                               84                (34)
                                                                                         -------            --------

          Net cash provided by operating activities                                          526              1,251
                                                                                         -------            -------

INVESTING ACTIVITIES:
   Proceeds from sale of real estate assets                                                  381                  0
   Construction of real estate assets                                                     (3,046)            (5,308)
                                                                                          ------             ------

          Net cash used in investing activities                                           (2,665)            (5,308)
                                                                                          ------             ------

FINANCING ACTIVITIES:
   Principal repayments on mortgage notes payable                                           (288)              (234)
   Payment of loan costs                                                                      (2)              (233)
   Proceeds from construction loans                                                        2,412              7,184
   Payoff of line of credit                                                                    0             (2,000)
                                                                                         -------            -------

          Net cash provided by financing activities                                        2,122              4,717
                                                                                         -------            -------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                         (17)               660

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             5,542              2,617
                                                                                         -------            -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                 $ 5,525            $ 3,277
                                                                                         =======            =======



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid for interest                                                                $ 2,511            $ 2,092
                                                                                         =======            =======

ROBERTS REALTY INVESTORS, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Dollars in Thousands)

                                                                                          (unaudited)
                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                  2003                  2002
                                                                                  --------------------------

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
---------------------------------------------------

Net loss                                                                           $(887)              $(733)
Minority interest of unitholders                                                    (398)               (297)
Gain on disposal of assets                                                             0                  (3)
(Gain) loss on sale of real estate assets                                            (77)                102
Depreciation expense                                                               1,883               1,639
                                                                                   -----               -----

Funds From Operations                                                              $ 521               $ 708
                                                                                   =====               =====





RECONCILIATION OF NET OPERATING INCOME TO NET LOSS
--------------------------------------------------

Operating revenues                                                                $5,153              $4,668
Property operating expenses                                                       (1,958)             (1,768)
                                                                                  ------              ------

Net operating income                                                              $3,195              $2,900

Interest expense                                                                  (2,076)             (1,583)
General and administrative expenses                                                 (539)               (525)
Depreciation and amortization                                                     (1,958)             (1,732)
Interest income                                                                       16                   9
Gain on disposal of assets                                                             0                   3
Gain (loss) on sale of real estate assets                                             77                (102)
Minority interest of unitholders                                                     398                 297
                                                                                  ------              ------

Net loss                                                                           $(887)              $(733)
                                                                                   =====               =====



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